LETTER OF TRANSMITTAL

AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
PLAZA LEVEL
NEW YORK, NY 10038

ATTN:  REORG. DEPT.

SYNERGY BRANDS INC. HAS EFFECTED A ONE-FOR-FOUR REVERSE STOCK SPLIT OF ITS OUTSTANDING COMMON STOCK.

THE BELOW NAMED SYNERGY BRANDS INC. SHAREHOLDER(S) HEREBY REQUEST(S) THE ISSUANCE OF A REPLACEMENT CERTIFICATE(S) TO REFLECT THE REVERSE SPLIT AND IS ENCLOSING THE BELOW NAMED SHAREHOLDER'S(S) SYNERGY BRANDS INC. STOCK CERTIFICATE(S).

ONE LETTER OF TRANSMITTAL SHALL BE SUBMITTED FOR EACH INDIVIDUAL SHAREHOLDER FOR THE TOTAL SHAREHOLDINGS OF THAT SHAREHOLDER. BROKERAGE FIRMS AND OTHER PERSONS OR ENTITIES HOLDING SECURITIES IN THEIR NAME ON BEHALF OF MORE THAN ONE SHAREHOLDER ARE CAUTIONED TO SUBMIT ONE LETTER OF TRANSMITTAL FOR EACH SHAREHOLDER AS TO THE TOTAL SHAREHOLDINGS BEING HELD FOR THAT SHAREHOLDER.

________________________________________________________________________

1.NAME:__________________________   3. CERT NUMBER   NO. OF SHARES
                                    ________________ _________________
__________________________________  ________________ _________________
                                    ________________ _________________
SSN:______________________________  ________________ _________________
                                    ________________ _________________
2.ADDRESS:_______________________   ________________ _________________
                                    ________________ _________________
__________________________________  ________________ _________________

__________________________________  TOTAL            _________________

______________CHECK IF THIS IS A CHANGE OF ADDRESS (ATTACH SEPARATE SHEET IF NECESSARY)

4.____________CHECK IF YOU HAVE MORE THAT ONE(1) CERTIFICATE AND YOU DO NOT WANT ONE (1) COMBINED CERTIFICATE ISSUED IN YOUR NAME.

________________________________________________________________________
5.SPECIAL MAILING INSTRUCITONS:

TO: NAME:_____________________      ADRESS:_________________________

        ______________________             _________________________

                                           _________________________

___________________                        _________________________
DATE                                                     (SIGNATURE)

                                     -EX-6-

INSTRUCTIONS

1. ENTER YOUR NAME(S) AS THEY APPEAR ON YOUR PRESENT CERTIFICATE(S) AND YOUR SOCIAL SECURITY NUMBER.

2. ENTER YOUR PRESENT ADDRESS AND CHECK THE BOX IF THIS IS A CHANGE OF ADDRESS.

3. ENTER CERTIFICATE NUMBER(S) AND THE NUMBER OF SHARES REPRESENTED BY EACH CERTIFICATE. NOTE: UNLESS THE BOX UNDER ITEM 3 IS CHECKED, YOU WILL BE ISSUED ONE (1) STOCK CERTIFICATE COMBINING ALL SHARES CURRENTLY HELD IN YOUR NAME.

4. UNDER THE SPECIAL MAILING ISNTRUCTIONS, INDICATE THE ADDRESS YOU DESIRE TO HAVE THE REPLACEMENT CERTIFICATE(S) MAILED TO: NOTE: PLEASE DO NOT COMPLETE THIS
SECTION IF YOU DESIRE TO HAVE THE CERTIFICATE(S) RETURNED TO YOUR PRESENT ADDRESS AS INDICATED IN ITEM NUMBER 2.

5. THERE IS NO NEED TO ENDORSE YOUR CERTIFICATE AS THERE WILL BE NO CHANGE IN TITLE.

6. ATTACH THE COMPLETED LETTER OF TRANSMITTAL TO YOUR CERTIFICATE(S) AND FORWARD THEM TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AT THE ADDRESS INDICATED ABOVE.

7. THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND STOCK CERTIFICATE(S) IS AT THE OPTION OF THE HOLDER. WHEN MAILING YOUR STOCK CERTIFICATE(S), REGISTERED MAIL IS SUGGESTED.

NOTE: THIS IS FOR CERTIFICATE EXCHANGE PURPOSES ONLY. REQUESTS FOR CHANGE OF REGISTERED OWNER(S) WILL NOT BE ACCEPTED WITH THIS LETTER OF TRANSMITTAL.

                                     -EX-7-